UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-13199	13-3956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Vanderbilt Avenue New York, New York 10017 (Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions(see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)  SL Green Realty Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 5, 2023.

(b)  The Annual Meeting was held for the purpose of: (i) electing nine directors to serve on the Company’s Board of Directors until the Company’s 2024 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) approving, on an advisory basis, the Company’s executive compensation; (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and (iv) voting, on an advisory basis, on whether future advisory votes on the Company’s executive compensation should be held every one, two or three years. Further information regarding the foregoing proposals is contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2023. The total number of shares of common stock entitled to vote at the Annual Meeting was 65,443,143 of which 44,360,498 shares, or approximately 67.78%, were present in person or by proxy.  The results of the meeting are as follows:

Proposal 1

John H. Alschuler, Betsy S. Atkins, Carol N. Brown, Edwin T. Burton, III, Lauren B. Dillard, Stephen L. Green, Craig M. Hatkoff, Marc Holliday and Andrew W. Mathias were elected, with approximately 85.49%, 95.65%, 90.87%, 79.91%, 86.63%, 95.92%, 82.64%, 91.62% and 94.22%, respectively, of the votes cast voting in favor, as the directors of the Company for a one-year term and until their successors are duly elected and qualify.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
John H. Alschuler	30,870,015	5,239,491	114,295	8,136,697
Betsy S. Atkins	34,549,859	1,570,447	103,495	8,136,697
Carol N. Brown	32,822,752	3,298,351	102,698	8,136,697
Edwin T. Burton III	28,855,405	7,253,522	114,874	8,136,697
Lauren B. Dillard	31,288,974	4,829,961	104,866	8,136,697
Stephen L. Green	34,637,333	1,475,196	111,272	8,136,697
Craig M. Hatkoff	29,838,736	6,270,339	114,726	8,136,697
Marc Holliday	33,110,668	3,027,191	85,942	8,136,697
Andrew W. Mathias	34,019,939	2,088,552	115,310	8,136,697

Proposal 2

The proposal to approve, on an advisory basis, the Company’s executive compensation was approved, with approximately 63.90% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
23,028,083	13,008,693	187,025	8,136,697

Proposal 3

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified, with approximately 94.86% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining
41,954,993	2,273,918	131,587

Proposal 4

The frequency of “one year” received the most votes on the proposal to vote, on an advisory basis, on whether future advisory votes on the Company’s executive compensation should be held every one, two or three years. Consistent with the stockholders’ recommendation, the Board of Directors of the Company determined that it will include future advisory votes on executive compensation in the Company’s annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which the Company expects will occur no later than the Company’s Annual Meeting of Stockholders in 2029.

Votes For One Year	Votes For Two Years	Votes For Three Years	Votes Abstaining	Broker Non-Votes
35,050,123	72,139	1,024,374	77,165	8,136,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2023

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name: Andrew S. Levine
Title: Executive Vice President, Chief Legal Officer and General Counsel